Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As discussed elsewhere in this offering memorandum, on April 2, 2014, we completed our IPO. On April 16, 2014, CBS received a favorable private letter ruling from the IRS with respect to certain issues relevant to our ability to qualify to be taxed as a REIT. On July 16, 2014, CBS completed the CBS Exchange Offer, and in connection with the CBS Exchange Offer, CBS disposed of all of its shares of our common stock. On July 16, 2014, we ceased to be a member of the CBS consolidated tax group, and on July 17, 2014, we began operating in a manner that will allow us to qualify as a REIT for U.S. federal income tax purposes for the tax year commencing July 17, 2014, and ending December 31, 2014. On July 20, 2014, we entered into the Purchase Agreement, pursuant to which we agreed to acquire the Acquired Business from Van Wagner for $690.0 million in cash, subject to working capital and other adjustments.

The following unaudited pro forma condensed consolidated statements of operations and balance sheet, as well as the calculations of pro forma FFO and AFFO, have been adjusted to reflect the IPO, our REIT election, the Purging Distribution, the consummation of the Acquisition and the Acquisition Borrowings. The unaudited pro forma condensed consolidated balance sheet at June 30, 2014 is presented as if each of these events, except for the IPO, which was completed on April 2, 2014, occurred at June 30, 2014. The unaudited pro forma condensed consolidated statements of operations and the calculations of unaudited pro forma FFO and AFFO for the six months ended June 30, 2014 and the year ended December 31, 2013 are presented as if each of these events had occurred on January 1, 2013 and also include pro forma adjustments to reflect a full period of incremental costs associated with operating as a stand-alone public company, interest expense relating to the Formation Borrowings incurred on January 31, 2014 and dilution from the conversion of outstanding CBS restricted stock units (“RSUs”) to our RSUs in connection with the IPO and the conversion of outstanding stock options to purchase CBS Class B common stock to our stock options to purchase our common stock (the “Stock Option Conversion”) in connection with the Separation.

The pro forma information is presented both before and after the Purging Distribution. In connection with the Purging Distribution, we expect to pay a combination of cash and shares of our common stock to our stockholders in the form of a dividend.

The unaudited pro forma condensed consolidated financial statements are based upon our historical consolidated financial statements, as well as those of the Acquired Business, for each period presented. In the opinion of management, all adjustments and/or disclosures necessary for a fair statement of the pro forma data have been made. These unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and do not necessarily reflect what our results of operations and financial condition would have been had the transactions referred to above occurred on such dates. Accordingly, such information should not be relied upon as an indicator of our future performance, financial condition or liquidity.

These unaudited pro forma condensed consolidated financial statements and the notes thereto should be read together with the following information included elsewhere in this offering memorandum:

•	Our unaudited consolidated financial statements and the notes thereto as of and for the six months ended June 30, 2014 and audited combined consolidated financial statements and the notes thereto for the year ended December 31, 2013.

•	The Acquired Business’ unaudited condensed combined financial statements and the notes thereto as of and for the six months ended June 30, 2014 and audited combined financial statements and the notes thereto for the year ended December 31, 2013.

•	The sections entitled “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “The Acquisition.”

CBS OUTDOOR AMERICAS INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AT JUNE 30, 2014

(in millions, except per share amounts)

	Historical	REIT Election		Acquisition Borrowings		Acquisition		Pro Forma Before Purging Distribution	Purging Distribution		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$223.4	$—		$629.7	(2)	$(730.4	)(5)	$122.7	$(100.0	)(6)	$22.7
Receivables, net	169.6	—		—		46.4	(5)	216.0	—		216.0
Prepaid expenses and other current assets	157.5	(23.3	)(3)	—		2.9	(5)	137.1	—		137.1

Total current assets	550.5	(23.3)		629.7		(681.1)		475.8	(100.0)		375.8
Property and equipment, net	721.3	—		—		50.0	(5)	771.3	—		771.3
Goodwill	1,864.8	—		—		269.4	(5)	2,134.2	—		2,134.2
Intangible assets, net	335.2	—		—		352.0	(5)	687.2	—		687.2
Other assets	72.2	5.9	(3)	10.3	(2)	25.8	(5)	114.2	—		114.2

Total assets	$3,544.0	$(17.4)		$640.0		$16.1		$4,182.7	$(100.0)		$4,082.7

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other current liabilities	$203.1	$—		$—		$28.5	(5)	$231.6	$—		$231.6

Total current liabilities	203.1	—		—		28.5		231.6	—		231.6
Long-term debt	1,598.1	—		640.0	(2)	1.0	(5)	2,239.1	—		2,239.1
Deferred income tax liabilities, net	275.7	(249.2	)(3)	—		—		26.5	—		26.5
Other liabilities	98.0	—		—		1.3	(5)	99.3	—		99.3

Total liabilities	2,174.9	(249.2)		640.0		30.8		2,596.5	—		2,596.5
Stockholders’ equity:
Common stock, par value $.01 per share; 450.0 shares authorized; 120.0 shares issued and outstanding on a historical basis and on a pro forma before Purging Distribution basis; 132.7 shares issued and outstanding on a pro forma basis	1.2	—		—		—		1.2	0.1	(6)	1.3
Additional paid-in capital	1,452.9	—		—		—		1,452.9	399.9	(6)	1,554.7
									(298.1	)(6)
Distribution in excess of earnings	(15.2)	231.8	(3)	—		(14.7	)(5)	201.9	(201.9	)(6)	—
Accumulated other comprehensive loss	(69.8)	—		—		—		(69.8)	—		(69.8)

Total stockholders’ equity	1,369.1	231.8		—		(14.7)		1,586.2	(100.0)		1,486.2

Total liabilities and stockholders’ equity	$3,544.0	$(17.4)		$640.0		$16.1		$4,182.7	$(100.0)		$4,082.7

The accompanying notes are an integral part of these

unaudited pro forma condensed consolidated financial statements.

CBS OUTDOOR AMERICAS INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2014

(in millions, except per share amounts)

	Historical	Formation Borrowings/ IPO/ Standalone costs		REIT Election/ Share-based Compensation Conversion		Acquisition Borrowings		Acquisition		Pro Forma Before Purging Distribution	Purging Distribution		Pro Forma
Revenues	$622.3	$—		$—		$—		$98.5	(5)	$720.8	$—		$720.8
Operating expenses	335.1	—		—		—		68.5	(5)	403.6	—		403.6
Selling, general and administrative expenses	106.0	3.5	(4)	—		—		18.2	(5)(9)	127.7	—		127.7
Net gain on dispositions	(0.9)	—		—		—		—	(5)	(0.9)	—		(0.9)
Depreciation	52.6	—		—		—		1.7	(5)	54.3	—		54.3
Amortization	44.5	—		—		—		17.7	(5)	62.2	—		62.2

Operating income	85.0	(3.5)		—		—		(7.6)		73.9	—		73.9
Interest expense	(31.0)	(6.3	)(2)	—		(18.1	)(2)	(0.1	)(5)	(55.5)	—		(55.5)
Other expense, net	(0.5)	—		—		—		0.1	(5)	(0.4)	—		(0.4)

Income before provision for income taxes and equity in earnings of investee companies	53.5	(9.8)		—		(18.1)		(7.6)		18.0	—		18.0
(Provision) benefit for income taxes	(23.5)	4.0	(3)	18.7	(3)	—		—	(5)	(0.8)	—		(0.8)
Equity in earnings of investee companies, net of tax	0.8	—		0.4	(3)	—		0.4	(5)	1.6	—		1.6

Net income	$30.8	$(5.8)		$19.1		$(18.1)		$(7.2)		$18.8	$—		$18.8

Net income per common share:
Basic	0.28									0.16			0.14
Diluted	0.28									0.15			0.14
Weighted average shares outstanding:
Basic	108.4	11.6	(1)	—		—		—		120.0	12.7	(6)	132.7
Diluted	108.6	11.6	(1)	1.8	(1)	—		—		122.0	12.7	(6)	134.7

The accompanying notes are an integral part of these

unaudited pro forma condensed consolidated financial statements.

CBS OUTDOOR AMERICAS INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2013

(in millions, except per share amounts)

	Historical	Formation Borrowings/ IPO/ Standalone costs		REIT Election/ Share-based Compensation Conversion		Acquisition Borrowings		Acquisition		Pro Forma Before Purging Distribution	Purging Distribution		Pro Forma
Revenues	$611.9	$—		$—		$—		$100.3	(5)	$712.2	$—		$712.2
Operating expenses	333.6	—		—		—		67.2	(5)	400.8	—		400.8
Selling, general and administrative expenses	93.0	13.3	(4)	—		—		18.3	(5)(9)	124.6	—		124.6
Net gain on dispositions	(9.7)	—		—		—		—	(5)	(9.7)	—		(9.7)
Depreciation	51.9	—		—		—		1.7	(5)	53.6	—		53.6
Amortization	45.6	—		—		—		17.4	(5)	63.0	—		63.0

Operating income	97.5	(13.3)		—		—		(4.3)		79.9	—		79.9
Interest expense	(0.1)	(37.3	)(2)	—		(18.1	)(2)	(0.3	)(5)	(55.8)	—		(55.8)
Other expense, net	(0.2)	—		—		—		0.1	(5)	(0.1)	—		(0.1)

Income before provision for income taxes and equity in earnings of investee companies	97.2	(50.6)		—		(18.1)		(4.5)		24.0	—		24.0
(Provision) benefit for income taxes	(42.0)	20.8	(3)	17.6	(3)	—		—	(5)	(3.6)	—		(3.6)
Equity in earnings of investee companies, net of tax	1.1	—		0.4	(3)	—		0.7	(5)	2.2	—		2.2

Net income	$56.3	$(29.8)		$18.0		$(18.1)		$(3.8)		$22.6	$—		$22.6

Net income per common share:
Basic	0.52									0.19			0.17
Diluted	0.52									0.19			0.17
Weighted average shares outstanding:
Basic	108.4	11.6	(1)	—		—		—		120.0	12.7	(6)	132.7
Diluted	108.6	11.6	(1)	1.3	(1)	—		—		121.5	12.7	(6)	134.2

The accompanying notes are an integral part of these

unaudited pro forma condensed consolidated financial statements.

CBS OUTDOOR AMERICAS INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2013

(in millions, except per share amounts)

	Historical	Formation Borrowings/ IPO/ Standalone costs		REIT Election/ Share-based Compensation Conversion		Acquisition Borrowings		Acquisition		Pro Forma Before Purging Distribution	Purging Distribution		Pro Forma
Revenues	$1,294.0	$—		$—		$—		$206.3	(5)	$1,500.3	$—		$1,500.3
Operating expenses	686.9	—		—		—		136.9	(5)	823.8	—		823.8
Selling, general and administrative expenses	199.8	23.3	(4)	—		—		32.9	(5)(9)	256.0	—		256.0
Net gain on dispositions	(27.3)	—		—		—		0.1	(5)	(27.2)	—		(27.2)
Depreciation	104.5	—		—		—		3.3	(5)	107.8	—		107.8
Amortization	91.3	—		—		—		34.8	(5)	126.1	—		126.1

Operating income	238.8	(23.3)		—		—		(1.7)		213.8	—		213.8
Interest expense	—	(74.6	)(2)	—		(36.1	)(2)	(0.5	)(5)	(111.2)	—		(111.2)
Other expense, net	(1.2)	—		—		—		0.5	(5)	(0.7)	—		(0.7)

Income before provision for income taxes and equity in earnings of investee companies	237.6	(97.9)		—		(36.1)		(1.7	)(5)	101.9	—		101.9
(Provision) benefit for income taxes	(96.6)	40.1	(3)	50.8	(3)	—		—	(5)	(5.7)	—		(5.7)
Equity in earnings of investee companies, net of tax	2.5	—		1.5	(3)	—		2.2	(5)	6.2	—		6.2

Net income	$143.5	$(57.8)		$52.3		$(36.1)		$0.5		$102.4	$—		$102.4

Net income per common share:
Basic	1.48									0.85			0.77
Diluted	1.48									0.84			0.76
Weighted average shares outstanding:
Basic	97.0	23.0		—		—		—		120.0	12.7	(6)	132.7
Diluted	97.0	23.0		1.4	(1)	—		—		121.4	12.7	(6)	134.1

The accompanying notes are an integral part of these

unaudited pro forma condensed consolidated financial statements.

NOTES TO CBS OUTDOOR AMERICAS INC. UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1) INITIAL PUBLIC OFFERING

On April 2, 2014, we completed an IPO of 23,000,000 shares of our common stock, representing 19% of our outstanding common stock, for $28.00 per share, for total net proceeds after underwriting discounts and commissions, of $615.0 million. On July 16, 2014, CBS completed the CBS Exchange Offer in which 97,000,000 shares of our common stock that were owned by CBS were exchanged for shares of CBS Class B common stock. In connection with the IPO and the CBS Exchange Offer, non-vested CBS RSUs and stock options held by our employees were converted into non-vested Company RSUs and options. The number of RSUs and options were converted to preserve the intrinsic value of the award at the time of conversion. Weighted average shares outstanding on a pro forma basis reflect the impact of the IPO, the CBS Exchange Offer and conversion of share-based compensation awards as if all shares and awards were outstanding since January 1, 2013.

2) ACQUISITION BORROWINGS AND INTEREST

In connection with the Acquisition, we expect to incur indebtedness of $640 million, consisting of the $550 million in notes from this offering and a draw down of $90 million from our Revolving Credit Facility. The adjustment to “Other assets” reflects estimated deferred financing costs associated with the Acquisition Borrowings.

Interest expense is adjusted by $24.4 million and $55.4 million for the six months ended June 30, 2014 and 2013, respectively, and $110.7 million for the year ended December 31, 2013 to reflect interest for the entire period related to the $1.6 billion of debt incurred on January 31, 2014 in connection with the Formation Borrowings, including the amortization of deferred financing costs and commitment fees on the Senior Credit Facilities and the $640.0 million in Acquisition Borrowings, including deferred financing costs and commitment fees of $10.3 million related to the debt commitment obtained in connection with the Acquisition (see Note 5). The following table presents the pro forma adjustments to interest expense. The pro forma interest expense on the variable-rate Term Loan is calculated using a rate of 3.0%, which was the rate at June 30, 2014. The Acquisition Borrowings assume a weighted average interest rate of 5.4%.

	Six Months Ended June 30,		Year Ended December 31, 2013
(in millions)	2014	2013
$800 million Term Loan	$12.2	$12.2	$24.3
$400 million, 5.250% Senior Notes due 2022	10.5	10.5	21.0
$400 million, 5.625% Senior Notes due 2024	11.2	11.2	22.5
Amortization of deferred financing costs and commitment fees	3.4	3.4	6.8

Pro Forma Formation Borrowings interest expenses	37.3	37.3	74.6

Acquisition Borrowings	17.5	17.5	34.8
Amortization of deferred financing costs and commitment fees	0.6	0.6	1.3

Pro Forma Acquisition Borrowings interest expenses	18.1	18.1	36.1

Other	0.1	0.4	0.5

Total Pro Forma interest expense	$55.5	$55.8	$111.2

An increase or decrease of 1/8% in the interest rate on the Term Loan and Revolving Credit Facility will change annual interest expense by approximately $1.1 million.

3) REIT ELECTION AND INCOME TAXES

On April 16, 2014, CBS received a private letter ruling from the IRS, subject to the terms and conditions therein, with respect to certain issues relevant to our qualification to be taxed as a REIT. On July 16, 2014, we ceased to be a member of the CBS consolidated tax group, and on July 17, 2014, we began operating in a manner that will allow us to qualify as a REIT for U.S. federal income tax purposes for the tax year commencing July 17, 2014, and ending December 31, 2014. So long as we remain qualified to be taxed as a REIT, we generally will not be subject to U.S. federal income tax on our REIT taxable income that we distribute to our stockholders. Even if we qualify for taxation as a REIT, we may be subject to certain U.S. federal, state and local taxes on our income or property, and the income of our TRSs will be subject to taxation at regular corporate rates. The pro forma adjustments for the six months ended June 30, 2014 and 2013, and the year ended December 31, 2013 to “(Provision) benefit for income taxes” of $18.7 million, $17.6 million and $50.8 million, respectively, and to “Equity in earnings of investee companies, net of tax” of $0.4 million, $0.4 million and $1.5 million, respectively, reflect the reversal of the tax provision on taxable income that will no longer be subject to U.S. federal income tax subsequent to our REIT election. Any remaining tax provision mainly reflects taxes on our TRSs. The adjustments at June 30, 2014 to “Prepaid expenses and other current assets” of $23.3 million, “Other assets” of $5.9 million and “Deferred income tax liabilities, net” of $249.2 million reflects the reversal of deferred taxes that will not be realized as a result of our REIT election. The reversal of deferred taxes will be recorded as a one-time benefit to net income and is not reflected in the unaudited pro forma condensed consolidated statement of operations.

The pro forma adjustments to the “(Provision) benefit for income taxes” related to the “Formation Borrowings/IPO and Stand-alone costs” on the unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2014 and 2013, and the year ended December 31, 2013 of $4.0 million, $20.8 million and $40.1 million, respectively, are calculated at an effective tax rate of 40.8%, 41.1% and 41.0%, respectively. These adjustments reflect our current tax status as a regular domestic C corporation for U.S. federal income tax purposes.

4) INCREMENTAL STAND-ALONE PUBLIC COMPANY EXPENSES

As a stand-alone public company, we incur incremental expenses for services previously provided by CBS as well as for additional public company expenses that did not apply to us historically. In addition to costs already incurred, we estimate these expenses to be $3.5 million and $13.3 million for the six months ended June 30, 2014 and 2013, respectively, and $23.3 million for the year ended December 31, 2013.

5) ACQUISITION

On July 20, 2014, we entered into the Purchase Agreement, pursuant to which we agreed to acquire the Acquired Business for $690.0 million in cash, subject to working capital and other adjustments. The consummation of the Acquisition is subject to customary closing conditions. The Acquisition is expected to close early in the fourth quarter of 2014.

Allocation of Purchase Price

The allocation presented below represents the effect of recording on a preliminary basis the allocation of the consideration paid for the Acquired Business under the acquisition method of accounting:

(in millions)
Base purchase price	$690.0
Working capital and other adjustments	25.7

Estimated transaction consideration	$715.7

Current assets	$49.3
Property, plant and equipment	50.0
Goodwill	269.4
Intangible assets(a)	352.0
Other assets	25.8
Current liabilities	(28.5)
Long-term debt	(1.0)
Other liabilities	(1.3)

Total net assets acquired	$715.7

(a)	Intangible assets included with the preliminary purchase price allocation are as follows:

(in millions)	Preliminary Allocation (in millions)	Estimated Useful Life
Permits and leasehold agreements	$235.0	15 years
Franchise agreements	56.0	7-10 years
Advertising relationships	45.0	7 years
Other	16.0	5 years

	$352.0

The pro forma adjustments to effect the purchase price allocation have been made solely for the purpose of providing pro forma financial information based on current estimates and are subject to revision based on a final determination of fair value, which may not occur for several quarters following the consummation of the Acquisition. The final allocation of the consideration paid will be based upon fair values of assets and liabilities acquired upon closing of the Acquisition, determined based upon a third-party valuation. We expect that the actual purchase price allocation will be different from that which is presented in this offering memorandum and the difference could be material.

The following tables present detail of the amounts included within the acquisition column of the pro forma financial statements.

(in millions)	Historical	Purchase Accounting & Acquisition- Related Adjustments		Acquired Businesses
At June 30, 2014:
ASSETS
Current assets:
Cash and cash equivalents	$5.0	$(735.4	)(1)	$(730.4)
Receivables, net	46.4	—		46.4
Prepaid expenses and other current assets	4.0	(1.1	)(2)	2.9

Total current assets	55.4	(736.5)		(681.1)
Property and equipment, net	34.4	15.6	(5)	50.0
Goodwill	2.5	266.9	(5)	269.4
Intangible assets, net	51.7	300.3	(5)	352.0
Other assets	14.9	10.9	(4)	25.8

Total assets	$158.9	$(142.8)		$16.1

LIABILITIES AND INVESTORS’ EQUITY/SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other current liabilities	$36.1	$(7.6	)(2)	$28.5

Total current liabilities	36.1	(7.6)		28.5
Long-term debt	217.4	(216.4)		1.0
Deferred income tax liabilities, net	—	—		—
Other liabilities	16.1	(14.8	)(2)	1.3

Total liabilities	269.6	(238.8)		30.8
Investors’ equity/shareholders’ equity	(110.7)	110.7		—
Distribution in excess of earnings	—	(14.7	)(3)	(14.7)

Total investors’ equity/shareholders’ equity	(110.7)	96.0		(14.7)

Total liabilities and investors’ equity/shareholders’ equity	$158.9	$(142.8)		$16.1

(1)	Represents cash paid for estimated Acquisition consideration and $14.7 million of fees and expenses.
(2)	Primarily represents assets and liabilities not included in the Acquisition based upon the terms of the Purchase Agreement.
(3)	Represents Acquisition-related expenses.
(4)	Represents increase in joint venture investments based upon the preliminary purchase accounting allocation, offset by the exclusion of assets not included within the Acquisition, based upon the terms of the Purchase Agreement.
(5)	Represents adjustments to step up assets based upon the preliminary purchase price allocation outlined above.

(in millions)	Historical	Purchase Accounting & Acquisition- Related Adjustments		Acquired Businesses
For the six months ended June 30, 2014:
Revenues	$98.5	$—		$98.5
Operating expenses	68.5	—		68.5
Selling, general and administrative expenses	20.6	(2.4	)(1)	18.2
Depreciation	4.3	(2.6	)(2)	1.7
Amortization	5.0	12.7	(1)(2)	17.7

Operating income (loss)	0.1	(7.7)		(7.6)
Interest expense	(8.5)	8.4	(3)	(0.1)
Other expense, net	0.1	—		0.1

Income (loss) before provision for income taxes and equity in earnings of investee companies	(8.3)	0.7		(7.6)
(Provision) benefit for income taxes	(0.1)	0.1	(4)	—
Equity in earnings of investee companies, net of tax	0.4	—		0.4

Net income (loss)	$(8.0)	$0.8		$(7.2)

For the six months ended June 30, 2013:
Revenues	$100.3	$—		$100.3
Operating expenses	67.2	—		67.2
Selling, general and administrative expenses	20.4	(2.1	)(1)	18.3
Depreciation	4.0	(2.3	)(2)	1.7
Amortization	4.7	12.7	(1)(2)	17.4

Operating income (loss)	4.0	(8.3)		(4.3)
Interest expense	(9.7)	9.4	(3)	(0.3)
Other expense, net	0.1	—		0.1

Income (loss) before provision for income taxes and equity in earnings of investee companies	(5.6)	1.1		(4.5)
(Provision) benefit for income taxes	0.2	(0.2	)(4)	—
Equity in earnings of investee companies, net of tax	0.7	—		0.7

Net income (loss)	$(4.7)	$0.9		$(3.8)

For the year ended December 31, 2013:
Revenues	$206.3	$—		$206.3
Operating expenses	136.9	—		136.9
Selling, general and administrative expenses	37.2	(4.3	)(1)	32.9
Net loss on dispositions	0.1	—		0.1
Depreciation	8.0	(4.7	)(2)	3.3
Amortization	10.2	24.6	(2)	34.8

Operating income (loss)	13.9	(15.6)		(1.7)
Interest expense	(19.7)	19.2	(3)	(0.5)
Other expense, net	0.5	—		0.5

Income before provision for income taxes and equity in earnings of investee companies	(5.3)	3.6		(1.7)
(Provision) benefit for income taxes	0.2	(0.2	)(4)	—
Equity in earnings of investee companies, net of tax	2.2	—		2.2

Net income (loss)	$(2.9)	$3.4		$0.5

(1)	Primarily represents adjustment to conform the accounting policy for commissions, which we capitalize as lease acquisition costs and amortize over the life of the lease. The adjustment to capitalized lease acquisition costs was $2.1 million and $1.8 million for the six months ended June 30, 2014 and 2013, respectively, and $3.6 million for the year ended December 31, 2013.
(2)	Represents adjustment to depreciation- and amortization-based property, plant and equipment and goodwill balances allocated within the preliminary purchase accounting allocation.
(3)	Represents the elimination of interest expense related to the Acquired Business’ senior secured credit facility, which will not be part of the Acquired Business’ assets and liabilities.
(4)	Represents an adjustment to historic tax expense to reflect our REIT conversion.

Expected Cost Savings Resulting from the Acquisition

Based on current estimates and assumptions, we expect to achieve significant cost savings as a result of the Acquisition, principally by leveraging the scalability of our existing corporate administrative functions and information technology and systems. We estimate that our annualized cost savings will be approximately $28.0 million. These cost savings are not reflected within the unaudited pro forma condensed consolidated financial statements. As a result of conforming accounting policies, we will also reclassify approximately $4.0 million of commission expense from “Selling, general and administrative expenses” to “Amortization.” This adjustment is reflected within the unaudited pro forma condensed consolidated financial statements.

The foregoing future cost savings are based on our estimates and assumptions that, although we consider them reasonable, are inherently uncertain. These expected cost savings are subject to significant business, economic and competitive uncertainties and contingencies, all of which are difficult to predict. As a result, there can be no assurance that these or any other cost savings or synergies will actually be realized.

6) PURGING DISTRIBUTION

In order to comply with certain REIT qualification requirements, we will declare a Purging Distribution by December 31, 2014 and distribute any accumulated earnings and profits attributable to a non-REIT year, including any earnings and profits allocated to us by CBS in connection with the Separation, by January 31, 2015. We expect to pay the Purging Distribution in a combination of cash and our common stock. We currently estimate that the Purging Distribution to be declared by December 31, 2014, will total approximately $500 million, of which approximately 20%, or $100 million, will be paid in cash and approximately 80%, or $400 million, will be paid in shares of our common stock. Based on the closing price of our common stock on September 10, 2014 of $31.49 per share, we currently estimate that 12.7 million additional shares of our common stock will be issued in connection with the Purging Distribution, which will result in a per share dilution to our stockholders. For the six months ended June 30, 2014, the share portion of the Purging Distribution would have reduced AFFO per diluted share by $0.09. For the year ended December 31, 2013, the share portion of the Purging Distribution would have reduced diluted net income per share by $0.08 and AFFO per diluted share by $0.22. The amount of the Purging Distribution in excess of retained earnings of $298.1 million has been reflected as a reduction to “additional paid-in-capital” on the pro forma condensed consolidated balance sheet.

The actual amount of and number of shares of our common stock issued in connection with the Purging Distribution will be calculated as of a future date and could be materially different from current estimates based on a number of factors. Accordingly, these estimates should not be relied upon as an indicator of what the actual cash portion and common stock portion of the Purging Distribution will be.

Following the final payment of the Purging Distribution declared by December 31, 2014, we will pay to CBS, or CBS will pay to us, as applicable, the difference between the actual cash portion of such Purging Distribution and the current estimate of $100 million.

7) DIVIDEND

Although U.S. federal income tax law generally requires that a REIT distribute at least 90% of its REIT taxable income (determined before the deduction for dividends paid and excluding any net capital gains), we intend to pay regular quarterly distributions to holders of our common stock in an amount not less than 100% of our REIT taxable income. For the year ended December 31, 2013, if we had elected to be taxed as a REIT, the distribution of 90% of REIT taxable income would have been approximately $142 million. However, as dividends are subject to board authorization, the actual dividend amount could have differed.

8) PRO FORMA FFO AND AFFO

The following tables present FFO, AFFO, FFO per weighted average share, and AFFO per weighted average share on a historical basis and on a pro forma basis to adjust net income to reflect additional costs we will incur as a stand-alone public company (See Note 4), interest expense from the Formation Borrowings and the Acquisition Borrowings (See Note 2), and the reduction to our tax provision and deferred taxes associated with our REIT election (See Note 3). Pro forma weighted average shares are adjusted to reflect our IPO and conversion of outstanding stock-based compensation awards (See Note 1), the Acquisition (See Note 5) and the issuance of our common stock in connection with the Purging Distribution (See Note 6). FFO per weighted average share and AFFO per weighted average share are also presented both before and after the Purging Distribution. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for further information about FFO and AFFO.

(in millions, except per share amounts)	Historical	Pro Forma Adjustments		Pro Forma Before Purging Distribution	Purging Distribution	Pro Forma
Six months ended June 30, 2014:
Net income	$30.8	$(12.0	)(2)(3)(4)(5)	$18.8	$—	$18.8
Depreciation of billboard advertising structures	48.8	1.5	(5)	50.3	—	50.3
Amortization of real estate related intangible assets	21.5	7.8	(5)	29.3	—	29.3
Amortization of direct lease acquisition costs	15.4	2.1	(5)	17.5	—	17.5
Net gain on disposition of billboard advertising structures, net of tax	(0.2)	—		(0.2)	—	(0.2)
Adjustment related to equity based investments	0.4	—		0.4	—	0.4

FFO(a)	116.7	(0.6)		116.1	—	116.1
Adjustment for deferred income taxes	(12.9)	13.8	(5)	0.9	—	0.9
Cash paid for direct lease acquisition costs	(16.2)	(2.1	)(5)	(18.3)	—	(18.3)
Maintenance capital expenditures	(7.4)	(0.9	)(5)	(8.3)	—	(8.3)
Other depreciation	3.8	0.2	(5)	4.0	—	4.0
Other amortization	7.6	7.8	(5)	15.4	—	15.4
Stock-based compensation	4.7	2.5	(9)	7.2	—	7.2
Non-cash effect of straight-line rent	(0.5)	0.8	(5)	0.3	—	0.3
Accretion expense	1.1	—		1.1	—	1.1
Amortization of deferred financing costs	1.9	2.1	(5)	4.0	—	4.0

AFFO(a)	$98.8	$23.6		$122.4	$—	$122.4

FFO per weighted average share:
Basic	$1.08			$0.97		$0.87
Diluted	$1.07			$0.95		$0.86

AFFO per weighted average share:
Basic	$0.91			$1.02		$0.92
Diluted	$0.91			$1.00		$0.91

Weighted average shares outstanding:
Basic	108.4	11.6		120.0	12.7	132.7
Diluted	108.6	13.4		122.0	12.7	134.7

(in millions, except per share amounts)	Historical	Pro Forma Adjustments		Pro Forma Before Purging Distribution	Purging Distribution	Pro Forma
Year ended December 31, 2013:
Net income	$143.5	$(41.1	)(2)(3)(4)(5)	$102.4	$—	$102.4
Depreciation of billboard advertising structures	97.5	3.0	(5)	100.5	—	100.5
Amortization of real estate related intangible assets	43.2	15.7	(5)	58.9	—	58.9
Amortization of direct lease acquisition costs	30.9	3.6	(5)	34.5	—	34.5
Net gain on disposition of billboard advertising structures, net of tax	(16.4)	—		(16.4)	—	(16.4)
Adjustment related to equity based investments	0.8	—		0.8	—	0.8

FFO(a)	299.5	(18.8)		280.7	—	280.7
Adjustment for deferred income taxes	(19.4)	14.5	(5)	(4.9)		(4.9)
Cash paid for direct lease acquisition costs	(31.6)	(3.6	)(5)	(35.2)	—	(35.2)
Maintenance capital expenditures	(23.5)	(1.9	)(5)	(25.4)	—	(25.4)
Other depreciation	7.0	0.3	(5)	7.3	—	7.3
Other amortization	17.2	15.5	(5)	32.7	—	32.7
Stock-based compensation	7.5	(0.1	)(9)	7.4	—	7.4
Non-cash effect of straight-line rent	1.2	(0.2	)(5)	1.0	—	1.0
Accretion expense	2.2	0.1	(5)	2.3	—	2.3
Amortization of deferred financing costs	—	8.1	(5)	8.1	—	8.1

AFFO(a)	$260.1	$13.9		$274.0	$—	$274.0

FFO per weighted average share:
Basic	$3.09			$2.34		$2.12
Diluted	$3.09			$2.31		$2.09

AFFO per weighted average share:
Basic	$2.68			$2.28		$2.06
Diluted	$2.68			$2.26		$2.04

Weighted average shares outstanding:
Basic	97.0	23.0		120.0	12.7	132.7
Diluted	97.0	24.4		121.4	12.7	134.1

(a)

FFO and AFFO are non-GAAP financial measures. We calculate FFO in accordance with the definition established by NAREIT. FFO reflects net income adjusted to exclude gains and losses from the sale of real estate assets, depreciation and amortization of real estate assets and amortization of direct lease acquisition costs, as well as the same adjustments for our equity-based investments, as applicable. We calculate AFFO as FFO adjusted to include cash paid for direct lease acquisition costs as such costs are generally amortized over a period ranging from four weeks to one year and therefore are incurred on a regular basis. AFFO also includes cash paid for maintenance capital expenditures since these are routine uses of cash that are necessary for our operations. In addition, AFFO excludes certain non-cash items, including non-real estate depreciation and amortization, deferred income taxes, stock-based compensation expense, accretion expense, the non-cash effect of straight-line rent and amortization of deferred financing costs. We use FFO and AFFO measures for managing our business and for planning and forecasting future periods, and each is an important indicator of our operational strength and business performance, especially compared to other REITs. Our management believes users are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in managing, planning and executing our business strategy. Our management also believes that the presentations of FFO and AFFO, as supplemental measures, are useful in evaluating our business because adjusting results to reflect items that have more bearing on the operating performance of REITs highlight trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures. It is management’s opinion that these supplemental measures provide users with an important perspective on our operating performance and also make it easier to compare our results to other companies in our industry, as well as to REITs. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for further information about FFO and AFFO.

9) STOCK-BASED COMPENSATION

Stock-based compensation included within “Selling, general and administrative expenses” in the unaudited pro forma condensed consolidated statement of operations totaled $7.2 million and $4.7 million for the six months ended June 30, 2014 and 2013, respectively, and $7.4 million for the year ended December 31, 2013.